UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Soliciting Material Pursuant to § 240.14a-12

REXAHN PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4)           Date Filed:

REXAHN PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 18, 2012

To our shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of Rexahn Pharmaceuticals, Inc. (the “Company”) will be held on June 18, 2012, at 10:00 a.m. (local time), at the Company’s corporate headquarters, located at 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850.  The Annual Meeting is called for the following purposes:

1.          To elect seven (7) directors to a term of one year each, or until their successors have been elected and qualified;

2.          To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and

3.          To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed April 25, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

Internet Availability of Documents. You may access a copy of the proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 at www.rexahn.com under the “Investor Relations” link and at http://materials.proxyvote.com/761640. On or about May 8, 2012 we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders whose shares were registered in the name of a bank or broker that is a client of Broadridge Financial Solutions (“Broadridge”) at the close of business on April 25, 2012.  At the same time we will provide these shareholders with Internet access to our proxy materials and will begin mailing printed copies of the proxy statement to our remaining shareholders. We filed our proxy materials with the Securities and Exchange Commission on April 26, 2012.

Voting. If you are a shareholder whose shares are registered in the name of a bank or broker that is a client of Broadridge as of the Record Date, you may vote in any of the following ways:

a.           Electronically at www.proxyvote.com.  You will need to enter your control number in order to vote in this manner.  It can be found in the Notice.
b.           By mail.
c.           In person.

All other shareholders may vote their proxies by mail or in person or, if their shares are registered in the name of a bank or broker that is not a client of Broadridge, give voting instructions in accordance with such bank or broker’s requirements.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to either vote electronically at www.proxyvote.com or sign, date and return the enclosed proxy card promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

/s/ Chang H. Ahn
Chang H. Ahn
Chairman of the Board of Directors

April 26, 2012

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on June 18, 2012

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our 2011 Annual Report are available at www.rexahn.com.

REXAHN PHARMACEUTICALS, INC.

15245 Shady Grove Road, Suite 455
Rockville, Maryland 20850
(240) 268-5300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held June 18, 2012

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Shareholders to be held at the Company’s corporate headquarters located at 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850, on June 18, 2012, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials (the “Proxy Materials”), consisting of the Notice of the Annual Meeting, the Proxy Statement, the proxy card (the “Proxy Card”), and our 2011 Annual Report by notifying shareholders who hold their shares in “street name” with a broker or bank that is a client of Broadridge Financial Services (“Broadridge”) as of the Record Date of their availability on the Internet.  The Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access this Proxy Statement and our annual report online, is first being mailed to these shareholders on or about May 8, 2012.  If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you request them.  To request a printed copy of the Proxy Materials, follow the instructions included in the Notice.

We are providing access to our Proxy Materials by sending all other shareholders a printed copy of the full set of Proxy Materials by mail.  These full sets of Proxy Materials will first be mailed to such shareholders on or about May 8, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JUNE 18, 2012

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our 2011 Annual Report, are available at www.rexahn.com.

Upon written request, we will provide, without charge, a copy of our Proxy Statement, the 2011 Annual Report, and Proxy Card to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this proxy should be mailed to Tae Heum Jeong, 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850.

Questions  and Answers about the Proxy Materials and Annual Meeting

Q:           Why are these materials being made available to me?

A:            If the shares you own are held in “street name” with a bank or broker that is a client of Broadridge as of the Record Date, the Board of Directors of the Company is making these Proxy Materials available to you solely on the Internet, or sending printed Proxy Materials to you upon your request, beginning on or about May 8, 2012, in connection with the Board of Directors’ solicitation of proxies for the Annual Meeting.  The Annual Meeting will take place at 10:00 a.m. local time on Monday, June 18, 2012 at the Company’s corporate offices, 15245 Shady Grove Road, Suite 455, Rockville, MD 20850.  The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process and certain other required information.  The Company’s 2011 Annual Report to Shareholders is also available on the Internet and a printed copy will be mailed to shareholders upon their request.  The Company is mailing printed Proxy Materials, including the 2011 Annual Report, to all other shareholders.

Q:           Why did I receive a Notice of the Internet Availability of the Company’s Proxy Materials (the “Notice”), instead of a full set of printed Proxy Materials?

A:            Recent rules adopted by the SEC allow us to provide access to our Proxy Materials over the Internet instead of mailing a full set of such materials to shareholders.  We have sent the Notice only to shareholders whose shares are registered in the name of a bank or broker that is a client of Broadridge as of the Record Date.  These shareholders may access our Proxy Materials over the Internet using the directions set forth in the Notice and, by following the instructions in the Notice, these shareholders may request that a full set of printed Proxy Materials be sent to them.  We have chosen to send the Notice to these shareholders, instead of automatically sending a full set of printed copies to all shareholders because Broadridge has the capability to provide this service and we can reduce the impact of printing our Proxy Materials on the environment and save on the costs of printing and mailing incurred by the Company.  We are sending printed Proxy Materials to all other shareholders.

Q:           How do I access the Company’s Proxy Materials online?

A:           The Notice provides instructions for accessing the Proxy Materials for the Annual Meeting over the Internet, and includes the Internet address where those materials are available.  The Company’s Proxy Statement for the Annual Meeting and 2011 Annual Report to Shareholders can also be viewed on the Company’s website at www.rexahn.com.

Q:           If I received a Notice, how do I request a paper copy of the Proxy Materials?

A:           With respect to the shareholders who receive a Notice, a paper copy of the Company’s Proxy Materials will be made available at no cost to you, but it will only be sent to you if you request it.  To request a paper copy of the Proxy Materials follow the instructions on the Notice which you received.  You will be able to submit your request for copies of the Proxy Materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:           What shares owned by me can be voted?

A:           All shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) owned by you as of April 25, 2012 (the “Record Date”) may be voted by you.  Each share of Common Stock is entitled to one vote.  These shares include those (1) held directly in your name as the shareholder of record (“Shareholders of Record”), and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:           What is the difference between holding shares as a Shareholder of Record and as a beneficial owner?

A:           As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s Transfer Agent (“Transfer Agent”), you are considered, with respect to those shares, the Shareholder of Record.  As the Shareholder of Record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and your broker or nominee is considered, with respect to those shares, the Shareholder of Record.  As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the Shareholder of Record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee.  Your broker or nominee has provided voting instructions for you to use.  If you wish to attend the Annual Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

Q:            Effect of Not Casting Your Vote

A:            If you hold your shares in street name in a brokerage account, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal No.1 of this Proxy Statement).  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your broker was allowed to vote those shares on your behalf in the election of Directors as it felt appropriate.  Recent changes in regulations have taken away the ability of your broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you are a beneficial owner and you do not instruct your broker how to vote in the election of Directors, no votes will be cast on your behalf.  Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 2 of this Proxy Statement).

If you are a Shareholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.  If you are a Shareholder of Record and you properly sign and return your Proxy Card, your shares will be voted as you direct.  If no instructions are indicated on such Proxy Card and you are a Shareholder of Record, shares represented by the proxy will be voted “FOR” all the director nominees, and “FOR” the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Q:           What is the Record Date?

A:           The Record Date is April 25, 2012.  Only holders of Common Stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:           How many shares are outstanding?

A:           As of the Record Date, the Company had approximately 95,345,656 shares of Common Stock outstanding.

Q:           What am I voting on?

A:           You are being asked to vote on (i) the election of seven (7) directors to the terms described in the Proxy Statement and (ii) the ratification of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

Q:           How do I vote?

A:           You may vote electronically if you received the Notice or by mail or in person at the Annual Meeting.  To vote electronically, please go to www.proxyvote.com.  You will then be prompted to enter your control number which was previously assigned to you. To vote by mail, please sign your Proxy Card and mail it in the enclosed, prepaid and addressed envelope.  We will pass out written ballots to anyone who is eligible to vote at the Annual Meeting.  If you hold your shares through a brokerage account (street name), you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:           What does it mean if I receive more than one Proxy Card?

A:            It means that you have multiple accounts at the transfer agent and/or with stockbrokers.  Please sign and return all Proxy Cards to ensure that all your shares are voted.

Q:           How many votes do you need to hold the meeting?

A:           Forty percent either in person or by proxy, of the Company’s issued and outstanding shares of Common Stock as of the Record Date must be present at the meeting in order to hold the Annual Meeting and conduct business.  This is called a quorum.

Q:           What if I abstain from voting?

A:           Abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum.  If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the ratification of the Company’s independent auditors.

Q:           How many votes must the nominees have to be elected?

A:           In order for a director to be elected, he must receive the affirmative vote of a plurality of the shares voted.

Q:           Where can I find the voting results of the Annual Meeting?

A:           The Board of Directors will announce the voting results at the Annual Meeting.  The Board of Directors will also publish the results in a current report on Form 8-K within four business days after the date of the Annual Meeting.  The Board of Directors will file that report with the SEC, and you can get a copy:

●	by contacting Rexahn’s corporate offices via phone at (240) 268-5300 or by e-mail at ir@rexahn.com; or

●	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room at 1-800-SEC-0330.

VOTING SECURITIES

Shareholders of Record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting on all matters.  Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.  Forty percent of the issued and outstanding shares of Common Stock represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

All shareholders may vote by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed postage prepaid, addressed envelope, or at the Annual Meeting in person.  Beneficial owners whose shares are registered in the name of a bank or broker that is a client of Broadridge as of the Record Date have the additional option of voting via the internet at www.proxyvote.com by following the instructions contained on that website and using the 12 digit Individual Control Number available on the Notice. Proxy Cards properly executed and delivered by shareholders (by mail or via the Internet) and timely received by us will be voted in accordance with the instructions contained therein.  If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail, unless you are revoking your proxy.

Your vote is important.  Accordingly, we urge you to properly execute and deliver a Proxy Card whether or not you plan to attend the Annual Meeting.  If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.  If you are a Shareholder of Record, you may revoke your proxy at any time before it is voted by signing and submitting a new Proxy Card with a later date, or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not have the effect of revoking the proxy unless you forward written notice to the Secretary of the Company at the above stated address or the shareholder votes by ballot at the Annual Meeting.  If you are a beneficial owner, you will need to request a proxy from the bank or broker and bring it with you to vote at the Annual Meeting.

The Internet proxy voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy instructions and to confirm that those instructions have been properly recorded.  Shareholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the shareholder.

If you properly sign and return your Proxy Card or complete your proxy via the Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (I) “FOR” ALL THE DIRECTOR NOMINEES, AND (II) “FOR” THE RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Each of the seven nominees for director receiving a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote with a quorum present shall be elected.  There is no cumulative voting for our directors or otherwise.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.  Thus, an abstention from voting on this proposal will have the same legal effect as a vote “against” the proposal.

The proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. In contrast, the election of Directors is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on it. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the chairman of the Annual Meeting.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the stockholders’ common shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the beneficial owner of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as the ratification of the appointment of our independent registered public accounting firm, even if the holder does not receive voting instructions from you. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters such as the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of holding an advisory vote on executive compensation.  Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other mater to be voted upon at the annual meeting will have the effect of a negative vote.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The table below sets forth the beneficial ownership of common stock as of April 25, 2012 by the following individuals or entities:

●	each person, or group of affiliated persons, known to us to beneficially own 5% or more of the outstanding common stock;

●	each director;

●	each executive officer; and

●	all of the directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of April 25, 2012, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Shares of Rexahn Pharmaceuticals Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage
Directors and Executive Officers*:
Chang H. Ahn	8,813,924	(1)	9.24%
Charles Beever	130,000	(2)	Less than 1%
Kwang Soo Cheong	123,000	(3)	Less than 1%
David McIntosh	270,600	(4)	Less than 1%
Peter Brandt	190,000	(5)	Less than 1%
Richard Kivel	42,500	(6)	Less than 1%
Si Moon Hwang	362,198		Less than 1%
Tae Heum Jeong	1,505,000	(7)	1.58%
Rakesh Soni	552,700	(8)	Less than 1%
All executive officers and directors as a group (9 persons)	11,989,922		12.58%

Holders of more than 5% of shares:
Rexgene Biotech Co., Ltd.**	5,523,941	(9)	5.79%
Teva Pharmaceuticals Industries Limited***	5,437,352		5.70%
KT&G Corporation****	6,390,922	(9)	6.70%

*	c/o Rexahn Pharmaceuticals, Inc., 15245 Shady Grove Road, Suite 455, Rockville, MD 20850.

**	9F Wooyoung Venture Bldg. 1330-13, Seocho-dong, Seocho-gu, Seoul 137-070, Korea.

***	5 Basel Street, P.O. Box 3190 Petach Tikva 49131 Israel.

****	100 Pyongchon dong, Daedeog gu, Daejeon 306 130, Korea.

(1)
Includes Dr. Ahn’s options to purchase 1,500,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012, and 500,000 shares held by Dr. Ahn’s wife, Inok Ahn.  Excludes 1,411,076 shares of common stock held in the Ahn Descendants Trust as to which Dr. Ahn disclaims beneficial ownership.

(2)	Includes Mr. Beever’s options to purchase 120,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(3)	Includes Dr. Cheong’s options to purchase 120,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(4)	Includes Mr. McIntosh’s options to purchase 265,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(5)	Includes Mr. Brandt’s options to purchase 40,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(6)	Includes Mr. Kivel’s options to purchase 40,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(7)	Includes Mr. Jeong’s options to purchase 1,000,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(8)	Includes Mr. Soni’s options to purchase 550,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2012.

(9)	The Board of Directors of Rexgene and KT&G, which are Korean corporations, have sole voting and sole investment power as to the shares owned by their respective corporations.

PROPOSAL 1: ELECTION OF DIRECTORS

Seven (7) director nominees are seeking to be elected at the Annual Meeting to serve a one-year term until the next Annual Meeting in 2013:  Chang H. Ahn, Charles Beever, Kwang Soo Cheong, David McIntosh, Peter Brandt, Richard Kivel, and Si Moon Hwang.  All of the nominees, with the exception of Mr. Hwang, currently serve as directors of the Company.  All nominees have consented to being named in this Proxy Statement and to serve if elected.  Tae Heum Jeong, who currently serves as a director, will not be standing for reelection as a director, but will continue to serve as the Chief Financial Officer and Secretary of the Company.

The Board of Directors recommends that the nominees listed above be elected as directors of the Company.  The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

The following table sets forth the names, ages and positions of our nominees for directors and officers.  All of the director nominees, with the exception of Mr. Hwang, are currently members of our Board of Directors.

Name	Age	Position
Dr. Chang H. Ahn	60	Chairman of the Board of Directors, Chief Executive Officer and Director
Charles Beever	59	Director
Kwang Soo Cheong	51	Director
David McIntosh	53	Director
Peter Brandt	55	Director
Richard Kivel	45	Director
Si Moon Hwang	43	Director
Tae Heum Jeong	41	Chief Financial Officer and Secretary
Rakesh Soni	56	President and Chief Operating Officer

Nominees

Chang H. Ahn.  Dr. Ahn has served as Chairman of the Board of Directors, Chief Executive Officer and a Director since May 2005.  Dr. Ahn served as Chairman and Chief Executive Officer of Rexahn, Corp from its incorporation in March 2001 to May 2005.  From 1988 to 2001, Dr. Ahn held dual positions as both Expert Regulatory Pharmacologist and Lab Head at the FDA’s Center for Drug Evaluation and Research.  Prior to joining the FDA in 1988, Dr. Ahn carried out cancer research at the National Cancer Institute, as well as at Emory University’s School of Medicine.  In 2003 and 2004, Dr. Ahn organized and chaired the U.S.-Korea Bio Business and Partnership Forum, for which the State of Maryland and Montgomery County are partners.  He also served as president of the Society of Biomedical Research from 2000 to 2003.  Dr. Ahn holds a Ph.D. in pharmacology from Ohio State University.  He also holds two B.S. degrees in pharmacy from Creighton University and Seoul National University.  Dr. Ahn’s expertise in the development and evaluation of new drugs and applicable regulatory frameworks provide technical experience in the bioscience industry to the Board of Directors.

Charles Beever.  Mr. Beever has served as a director since May 2006.  He is a Vice President of Booz & Company, Inc., one of the successor companies to Booz Allen & Hamilton, Inc. (“Booz Allen”) where he was a Vice President from October 1993 to July 2008.  Prior to being elected Vice President, he served as staff member and Engagement Manager at Booz Allen from January 1984 to October 1993.  Prior to joining Booz Allen, Mr. Beever served as Plant Production Manager from October 1981 to January 1984, Industrial Engineering Manager from June 1979 to October 1981 and Production Supervisor from July 1978 to June 1979 at McGraw-Edison Company.  Mr. Beever holds a B.A. in Economics from Haverford College, where he was elected to Phi Beta Kappa, and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Beever contributes extensive managerial and business experience to the Board of Directors.

Kwang Soo Cheong.  Dr. Cheong has served as a director since May 2006.  He is a faculty member at the Department of Finance of the Johns Hopkins University Carey Business School (Assistant Professor: 2001-2005; Associate Professor: 2006 to date).  Dr. Cheong was an Assistant Professor of Economics at the University of Hawaii from 1994 to 2001, and he was a lecturer at the Department of Economics of Stanford University from 1993 to 1994.  During the summer of 1995, Dr. Cheong was a Visiting Fellow in the Taxation and Welfare Division at the Korea Development Institute in Korea.  Dr. Cheong holds a B.A. in Economics and an M.A. in Economics from Seoul National University, and a Ph.D. in Economics from Stanford University.  Dr. Cheong’s distinguished academic career focused on finance and economics contributes to the Board of Directors’ perspective.

David McIntosh.  Mr. McIntosh has served as a director since May 2005.  Mr. McIntosh served as a director of Rexahn, Corp. from March 2004 to May 2005.  He has been a partner at Mayer Brown LLP (law firm) since 2001.  He is currently on a leave of absence from Mayer Brown, LLP as a candidate for the U.S. House of Representatives.  Mr. McIntosh was a member of the United States House of Representatives, representing the 2nd District of Indiana from 1995 to 2001.  From 1993 to 1994, he was a director of the Hudson Institute Competitiveness Center.  He served on President George H.W. Bush’s Council on Competitiveness as Executive Director from 1989 to 1993.  He also served as the Special Assistant to President Reagan for Domestic Affairs from 1987 to 1989 and was the Special Assistant to the Attorney General of the United States from 1986 to 1987.  Mr. McIntosh received a B.A. from Yale College and a J.D. from the University of Chicago Law School.  Mr. McIntosh’s experience in law and politics brings a unique perspective to the Board of Directors.

Peter Brandt.   Mr. Brandt has served as a director since September 2010.  He was most recently President and Chief Executive Officer of Noven Pharmaceuticals.  Prior to leading Noven, Brandt spent 28 years at Pfizer, the world’s largest pharmaceutical company. He served as Pfizer’s President – U.S. Pharmaceuticals Operations, where he helped deliver revenue and earnings growth while engineering major change within Pfizer’s U.S. pharmaceuticals organization. Prior to running the U.S. operations, he led the Latin American Pharmaceuticals Operations, as well as the following Pfizer Worldwide Pharmaceuticals functions: Finance, Information Technology, Planning and Business Development. He also oversaw the operations of Pfizer’s care management subsidiary, Pfizer Healthcare Solutions. Mr. Brandt holds a B.A. from the University of Connecticut and an M.B.A. from the Columbia School of Business Mr. Brandt contributes extensive business and industry experience to the Board of Directors.

Richard Kivel. Mr. Kivel has served as a director since September 2010. He is currently a Senior Manager at Bridgewater Associates, a hedge fund manager with over $120 billion in global investments.  He presently serves as Chairman of Rhapsody Biologics, a biotech company focused in the field of vaccine development, with offices in the US and Singapore. Prior to this, he served as Chief Executive Officer of TheraGenetics, a UK-based genetic diagnostics company developing pharmacogenetic tests to improve the treatment of Central Nervous System (CNS) disorders. TheraGenetics was acquired by UK based Avacta Group plc. (LSE: AVCT). He also serves as Chairman of the global Board of Directors of the MIT Enterprise Forum and is a member of the MIT Alumni Association Board. Additionally, he is a member of the Board of Trustees of Fundación de la Innovación Bankinter in Madrid, Spain. Mr. Kivel holds a B.A degree from American International College, an M.S in management from Boston College, and is a graduate of University of Pennsylvania Executive Program: Drug Discovery, Therapeutics & New Innovations. Mr. Kivel contributes management and industry experience to the Board of Directors

Si Moon Hwang. Mr. Hwang is seeking his first election as a director of the Company.  Since October 1999, he owns Onnuri Grand Pharmacy, a pharmacy located in South Korea.  Mr. Hwang graduated from the Southwestern University in Cebu, Philippines with a degree in Pharmacology, and has been a practicing pharmacist in oncology in South Korea since 1994.  Mr. Hwang will contribute experience in oncological pharmacology to the Board of Directors.

Officers

Tae Heum Jeong.  Mr. Jeong has served as Chief Financial Officer and Secretary since May 2005 and as a director since June 2005.  Mr. Jeong served as Chief Financial Officer of Rexahn, Corp from December 2002 to May 2005.  From 1997 to November 2002, Mr. Jeong served as a senior investment manager at Hyundai Venture Investment Corporation, a venture capital firm where he managed the biotech investment team.  He was also a committee member of the Industrial Development Fund of Korea’s Ministry of Commerce, Industry and Energy from 2000 to 2002.  Mr. Jeong holds an M.S. in Finance from Johns Hopkins University, and a B.S. and an M.S., in Chemistry, from POSTECH.  Mr. Jeong has extensive experience in the financial, investment and business aspects of bioscience businesses.

Rakesh Soni.  Mr. Soni has served as President and Chief Operating Officer of Rexahn since August 2009. Mr. Soni served as Chief Business Officer from July 2008 to August 2009.  He joined Rexahn with over 20 years of sales, marketing, product planning and business development experience in the pharmaceutical industry. Prior to joining Rexahn, Mr. Soni held several leadership roles at Otsuka America Pharmaceuticals, Inc., with responsibility for commercial development, corporate strategy and execution of licensing and acquisition of therapeutics, diagnostics and medical devices. Previously, he has held a variety of management positions at Novartis and Schering-Plough. He is a member of the Healthcare Marketing Council, the Medical Marketing Association and Licensing Executives Society.  Mr. Soni has a B.S. from University of Wisconsin, Madison and an M.B.A. from Fairleigh Dickinson University.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

Independence

Our common stock is listed on the NYSE Amex LLC (“NYSE Amex”), formerly known as the American Stock Exchange.  We use Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE Amex definition of “Independent Director” in determining whether a director is independent in the capacity of director and in the capacity as a member of a board committee.  In determining director independence, we have not relied on any exemptions from any rule’s definition of independence.  In addition to the requirements of Rule 10A-3 under the Exchange Act, the NYSE Amex rules provide that “Independent Director” means a person other than an executive officer or employee of the company.

Directors serving on our audit committee must also comply with additional NYSE Amex requirements as follows:

(a)           The Director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

(b)           The Director is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

We currently have a total of seven directors, five of whom are Independent Directors.  Our Independent Directors are Messrs. Beever, McIntosh, Brandt, Kivel, and Dr. Cheong.  If Mr. Hwang is elected, he will qualify as an independent director.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined.  In the past, we believed that the most effective leadership structure for us was to combine these roles.  In March, 2011, we announced that Dr. Ahn will step down as Chief Executive Officer and become Chief Science Officer.  Dr. Ahn will remain as Chairman of the Board of Directors, and will serve as Chief Executive Officer until a replacement has been named.  We believe that separating the role of Chairman and Chief Executive Officer will provide for additional leadership and management perspective as the Company progresses in the development of its drug candidates.  The Company does not have a lead independent director; however, five out of seven of our current directors are independent and each of our standing committees (Audit, Nominating and Corporate Governance and Compensation) is comprised solely of independent directors.  We believe this structure provides adequate oversight of Company operations by our independent directors in conjunction with our Chairman and Chief Executive Officer.

Our Audit Committee is responsible for overseeing risk management and management reports to the Audit Committee on matters relating to risk management and the Audit Committee and management communicate directly with the full Board of Directors on these matters.

Board of Directors and Board of Directors Meetings

The Board of Directors of the Company held 7 meetings during the fiscal year ended December 31, 2011. Each current director attended 75% or more of the meetings of the Board of Directors and committees of which they were members during the period in which he or she served as a director during the fiscal year ended December 31, 2011.

Any shareholder who wishes to send any communications to the Board of Directors or to individual directors should deliver such communications to the Company’s executive offices, 15245 Shady Grove Road, Suite 455, Rockville, MD 20850, ATTN: Corporate Secretary (secretary@rexahn.com).  Any such communication should indicate whether the communication is intended to be directed to the entire Board of Directors or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the shareholder.  The Secretary will forward appropriate communications to the Board of Directors and/or the appropriate director(s).  Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board of Directors or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Members of our Board of Directors are encouraged to attend the Annual Meeting if they are available.  All members of our Board of Directors attended the Annual Meeting held in 2011.

Board of Directors Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed of three members.

Audit Committee

The Audit Committee Charter provides that such committee, among other things:

●	appoints or replaces and oversees our independent auditors and approves all audit engagement fees and terms;

●
preapproves all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for us by our independent auditors;

●	reviews and discusses with our management and independent auditors significant issues regarding accounting and auditing principles and practices and financial statement presentations;

●
reviews and approves our procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters; and

●	reviews and oversees our compliance with legal and regulatory requirements.

Kwang Soo Cheong, Charles Beever and Peter Brandt served as members of our Audit Committee.  Dr. Cheong serves as Chair of the Audit Committee and as the Audit Committee’s financial expert.  Each of the current members meets the criteria for independence required by the NYSE Amex and Rule 10A-3 under the Exchange Act.  During the year ended December 31, 2011, the Audit Committee met six times.  A copy of the Audit Committee Charter is available on our website at www.rexahn.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee Charter provides that such committee, among other things:

●	reviews, evaluates and seeks out candidates qualified to become Board of Directors members;

●	reviews committee structure and recommends directors for appointment to committees;

●	develops, reevaluates (not less frequently than every three years) and recommends the selection criteria for Board of Directors and committee membership;

●	establishes procedures to oversee evaluation of our Board of Directors, its committees, individual directors and management; and

●	develops and recommends guidelines on corporate governance.

Richard Kivel, Peter Brandt, and David McIntosh served as members of our Nominating and Corporate Governance Committee.  Mr. Kivel serves as Chair of the Nominating and Corporate Governance Committee.  Each of the current members meets the criteria for independence required by NYSE Amex.

The Committee reviews, evaluates and seeks out candidates qualified to become Board of Directors members.  Our Board of Directors currently includes individuals with a diversity of experience, including scientific, business, financial and academic backgrounds.  However, while diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity.  Nominations may be submitted by Directors, officers, employees, shareholders and others for recommendation to the Board of Directors.  In fulfilling this responsibility, the Committee also consults with the Board of Directors and the Chief Executive Officer concerning director candidates.  While we do not have in place formal procedures by which shareholders may recommend director candidates to the Committee, shareholders may communicate with the members of the Board of Directors, including the Committee, by writing to the Secretary of the Board of Directors at our headquarters address.  In addition, our amended By-Laws establish a procedure with regard to shareholder proposals for the annual meeting of shareholders, including nominations of persons for election to the Board of Directors.  Because shareholders have an adequate opportunity to recommend nominees for directors, we believe that formal procedures are not necessary.  During the year ended December 31, 2011, the Nominating and Corporate Governance Committee met three times. A copy of the Nominating and Corporate Governance Charter is available on our website at www.rexahn.com.

Compensation Committee

The Compensation Committee Charter provides that such committee, among other things:

●	fixes salaries of executive officers and reviews salary plans for other executives in senior management positions;

●	reviews and makes recommendations with respect to the compensation and benefits for non-employee directors, including through equity-based plans;

●	evaluates the performance of our Chief Executive Officer and other senior executives and assists the Board of Directors in developing and evaluating potential candidates for executive positions; and

●	administers our incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.

David McIntosh, Charles Beever, and Kwang Soo Cheong serve as members of our Compensation Committee.  Mr. Beever serves as Chairman of the Compensation Committee.  Each of the members meets the criteria for independence required by NYSE Amex.  During the year ended December 31, 2011, the Compensation Committee did not meet. A copy of the Compensation Committee Charter is available on our website at www.rexahn.com.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information which the Compensation Committee of the Board of Directors (the “Committee”) believes is relevant to an assessment of the compensation awarded to, earned by, or paid to the Company’s executive officers listed in the summary compensation table.  The discussion should be read in conjunction with the summary compensation table and related tables below.

Compensation Objectives and Components

The objective of the Company’s compensation plan is to attract and retain executives that will execute the Company’s strategy to achieve its corporate goals, including developing innovative drug candidates and establishing partnerships.

The compensation plan for the Company’s executive officers has four main components, each of which is intended to support the Company’s objective of attracting and retaining executives to achieve the Company’s corporate goals.  The four components are base salary, annual cash bonus, stock option awards, and additional bonuses on occurrences of certain events.  In addition, the executives are permitted to participate in the benefit programs offered to all employees of the company, including vacation, insurance, and the 401(k) plan.

Base Salary- Base Salary is targeted to be competitive to attract and retain qualified executives.  Base salary is intended to compensate executives for satisfying the requirements of the position.  Salaries for executive officers are reviewed by the Committee on a periodic basis and may be adjusted or increased at the sole discretion of the Committee.  During the year ended December 31, 2011, the Committee did not adjust the base salaries of any of the executive officers of the Company, and they remained at $350,000 for Dr. Ahn, $250,000 for Mr. Soni, and $200,000 for Mr. Jeong.

Annual Cash Bonus- The Committee did not award bonuses to the executive officers during the year ended December 31, 2011.

Stock Option Awards- The Committee did not award stock options to the executive officers during the year ended December 31, 2011.

Additional Bonuses on Occurrence of Certain Events-The events outlined in the employment agreements discussed below did not occur in the year ended December 31, 2011, therefore, the Committee did not award any additional bonuses.

Considerations Used to Determine Compensation Program

The Committee places substantial weight on the Company’s performance when determining executive compensation.  Events that influence the Committee’s compensation include pipeline advancement, partnerships, regulatory approvals, and financing secured throughout the year.  The employment agreements for the executive officers call for discretionary incentive cash and stock bonuses upon completion of these events.  As a development stage company, these events would have an impact on the future of the Company; therefore, the Committee believes that incentives for these events align the executive and corporate goals.  The amount of discretionary incentive compensation, such as cash bonuses and equity awards, is designed to reward the executives for achieving these events, and the amount of compensation awarded is based upon the goals met during the current year.

The base salaries of the executive officers are outlined in the employment agreements dated September 9, 2010.   Base Salary is intended to compensate executives for satisfying the requirements of the position, and is targeted to be competitive to attract and retain qualified executives.  The amount of base salary for each named executive depends upon the scope of the executive’s duties, individual performance, and length of service.

Considerations Used to Determine CEO Compensation in 2011

At the beginning of each year, the Company’s CEO, Chang H. Ahn, outlines the corporate goals and objectives for that year.  These goals and objectives included development milestones and positive clinical trial results of the Company’s drug pipeline, potential partnerships, and operational goals.

The Committee reviewed the performance against goals in 2011, including the progress of drug candidates and the results of trials, and determined that although the drug candidates had progressed in development, the Committee decided not to award incentive compensation to Dr. Ahn for 2011.

The base salary of Dr. Ahn is outlined in the employment agreement dated September 9, 2010.   The Committee decided not to adjust Dr. Ahn’s base salary in 2011.

Considerations Used to Compensation for the Company’s Other Named Executives in 2011

At the beginning of each year, the Company’s President and COO, Rakesh Soni, and the CFO, Tae Heum Jeong, outline the main priorities for their departments for that year.  Mr. Soni’s goals are primarily associated with establishing partnerships for the Company’s drug pipeline and clinical development, and Mr. Jeong’s goals involved corporate financing and investor relations activities.

The Committee reviewed the progress made by the Company in 2011 regarding partnerships, corporate financing, and investor relations activities, and determined that although there was progress made, the Committee, decided not to reward incentive compensation for 2011.

The base salaries of Mr. Soni and Mr. Jeong are outlined in the employment agreement dated September 9, 2010.   The Committee decided not to adjust their base salaries in 2011.

Risk Considerations in the Compensation Program

The Committee views the compensation program with a long-term focus.  The greatest amount of compensation, equity incentives and bonuses can only be achieved over long periods of time through sustained excellent performance and would have a much greater value for the executives if they progress the Company past the development stage.  The Committee believes this will provide a strong incentive to manage the Corporation for the long-term with a clear message to avoid excessive risk in the short term.

The Committee concluded that Company’s compensation policies and practices do not encourage excessive or inappropriate risk taking and instead encourage behaviors that support sustainable long-term value creation.  In reaching this conclusion, the Committee considered the objectives and elements of the compensation program.  For instance, the Committee does not use short term incentives that drive high risk investments at the expense of long-term Company value.  Instead, the Committee awards discretionary incentive compensation upon completion of substantial milestones, and does not award discretionary compensation for partial completion or progress.  This mitigates risk by providing incentives for the executives to complete these milestones and further the development of the Company.

2011 “Say on Pay” and “Say on Frequency” Voting Results

In 2011, the Company submitted the executive compensation program to an advisory vote (also known as “Say on Pay”) for the first time.  Approximately 94% of the voting shareholders at the 2011 annual meeting approved the executive compensation program.  In 2011, the Company also submitted the advisory vote regarding the frequency for the voting on executive compensation.  Approximately 74% of the voting shareholders voted to conduct the advisory vote on executive compensation every three years.  The Company considered these results in determining its compensation policies and decisions, but the Company did not make any changes to its compensation policies in 2011.

Employment Agreements

On September 9, 2010, the Company entered into amended and restated employment agreements with Dr. Chang Ho Ahn, its Chairman of the Board and Chief Executive Officer; Rakesh (Rick) Soni, its President and Chief Operating Officer; and Tae Heum (Ted) Jeong, its Senior Vice President, Chief Financial Officer and Secretary.

Each of the employment agreements is on the same terms except the base salaries and titles of the three executives, and the persons to whom they will report.  Dr. Ahn’s agreement provides for a base salary of $350,000 per annum, and that he will report to the Company’s Board of Directors; Mr. Soni’s agreement provides for a base salary of $250,000 per annum, and that he will report to the Chief Executive Officer; and Mr. Jeong’s agreement provides for a base salary of $200,000 per annum, and that he will report to the Chief Executive Officer.  The other principal terms of each of the agreements are described below.  Each agreement is for a term of three years with an automatic one year renewal upon the expiration of the initial three year term and upon each consecutive year term unless such employment with the Company is terminated earlier by the Company or the Officer.  In addition to the base salaries described above, the agreements provide that each executive may receive an annual cash bonus and an annual option grant in such amounts, if any, as determined by the Compensation Committee of the Board of Directors.   Any such cash bonus shall be paid to the executive within 60 days after the date the Compensation Committee determines to award such bonus.  In order to receive any such cash bonus, the executive must be actively employed by the Company on the date on which such bonus is scheduled to be paid.  The agreements also provide that upon the occurrence of any of the following events, the Compensation Committee will meet and determine in its discretion whether the executive should be entitled to receive an additional bonus in consideration of his role in bringing about such events:

●	the completion by the Company of a successful end-of-Phase 2 meeting with the Food and Drug Administration for any drug candidate;

●	the completion by the Company of pivotal trials of any drug candidate;

●	the filing by the Company of a New Drug Application with the Food and Drug Administration with respect to any drug candidate;

●	the approval by the Food and Drug Administration of a New Drug Application filed therewith by the Company with respect to any drug candidate;

●	the receipt by the Company of additional equity or debt financing; or

●	the execution by the Company of an agreement that may lead to no payment to the Company of up-front or milestone payments.

The agreements entitle each executive to receive customary benefits applicable to Rexahn’s other executive level employees, and in addition to receive term life insurance coverage in an amount equal to four times base salary, for which the Executive may designate the beneficiary.

Upon a termination of their employment, the executives will be entitled to receive the following compensation from the Company:

●
If the executive’s employment is terminated as a result of his death, disability, for cause by the Company, or without good reason by the executive, then the executive will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date.

●
If the executive’s employment is terminated for any other reason, but not following a change of control, then the executive will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date and an amount equal to his then current base salary for the period beginning on the termination date ending upon the last day of the employment term.

If the executive’s employment is terminated by the Company without cause (and not as a result of death or a disability) and such termination date falls within the one-year period immediately following a change of control (as defined in the Company’s Stock Option Plan), then the executive will be entitled to receive the following amounts:  (i) the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date; (ii) an amount equal to the greater of (x) twice his then current base salary and (y) his then current base salary for the period beginning on the termination date ending upon the last day of the employment term; (iii) an amount equal to a pro-rata portion of the bonus to which he otherwise might have been entitled, assuming for such purposes that the executive would have received a bonus for that fiscal year equal to one-half of his then current base salary; and (iv) a one-time cash payment, subject to applicable withholding requirements under applicable state and federal law, in an amount equal to his increased income tax costs as a result of payments made to him by the Company under this change of control provision of the amended and restated employment agreement.  With respect to Messrs. Soni and Jeong only, following a change in control termination, the executives must in good faith seek other employment in a position comparable to their former position with the Company.  The payment obligations of the Company will be reduced on a dollar-for-dollar basis by the amount of any payments and the value of any benefits received by the executives for services rendered to any other party during the one-year period following the date of their change in control.  Immediately prior to a change in control, all options, restricted stock and other equity-based awards granted to the executive by the Company shall become immediately and fully vested and, in the case of stock options, shall remain exercisable for their respective original terms

REPORT OF THE COMPENSATION COMMITTEE

The Board of Directors of the Company has appointed a Compensation Committee composed of three directors, each of whom meets the independence requirements required by the NYSE Amex.  The Board of Directors has adopted a written charter for the Compensation Committee.  A copy of the Charter is available on the Company’s website at www.rexahn.com.

The Compensation Committee’s responsibility is to provide assistance and guidance to the Board of Directors in fulfilling its oversight responsibilities to the Company’s shareholders relating to Compensation of the Company’s officers and directors and the Company’s incentive compensation, deferred compensation, and equity-based plans.

We have reviewed and discussed with management of the Company’s above Compensation Discussion and Analysis, and based on our review and discussions with management, we recommended to the Board of Directors that the Compensation, Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Charles Beever (Chairman)
Kwang Soo Cheong
David McIntosh

Summary Compensation Table

The following table sets forth the annual and long-term compensation, from all sources, for the Company’s named executive officers for services rendered in all capacities to Rexahn for the fiscal years ended December 31, 2011, 2010 and 2009, except as noted below.  The Company’s named executive officers include the Company’s principal executive officer and the next two most highly compensated officers listed below.  The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

Officer Compensation

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards* ($)	Total ($)

Chang H. Ahn	2011	350,000	-	-	125,540	475,540
Chairman of the Board of Directors and	2010	350,000	35,000	-	92,655	477,655
Chief Executive Officer	2009	341,098	35,900	-	92,508	469,506

Tae Heum Jeong	2011	200,000	-	-	61,770	261,770
Chief Financial Officer	2010	200,000	20,000	-	46,328	266,328
	2009	169,494	20,900	-	46,254	236,648

Rakesh Soni	2011	250,000	-	-	156,171	406,171
President and Chief Operating Officer	2010	250,000	25,000	-	148,597	423,597
	2010	217,308	25,900	-	140,454	383,662

*      Reflects grant date fair value of options granted in 2008, computed in accordance with FASB ASC Topic 718, that vested during each year.  No options were granted to the executive officers in the years ended December 31, 2011, 2010 and 2009.

Outstanding Equity Awards at Fiscal Year-End

This table shows the unexercised options to purchase Common Stock that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2011.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Chang H. Ahn	1,000,000	*	-	-	0.80	1/20/2015
	500,000	**	-	-	0.78	12/11/2018
Tae Heum Jeong	150,000	***	-	-	0.24	8/5/2013
	100,000	***	-	-	0.80	8/5/2013
	500,000	*	-	-	0.80	1/20/2015
	250,000	**	-	-	0.78	12/11/2018
Rakesh Soni	300,000	****	-	-	1.29	9/30/2018
	250,000	**	-	-	0.78	12/11/2018
______________________________
*Represents option awards under the Company’s Stock Option Plan which vested 30%, 30% and 40% on 01/20/2006, 01/20/2007 and 01/20/2008, respectively.

**Represents option awards under the Company’s Stock Option Plan which vested 30%, 30% and 40% on 12/11/2009, 12/11/2010 and 12/11/2011, respectively.

***Represents option awards under the Company’s Stock Option Plan which vested 30%, 30% and 40% on 12/01/2003, 12/01/2004 and 12/01/2005, respectively.

****Represents option awards under the Company’s Stock Option Plan which vested 30%, 30% and 40% on 09/30/2009, 09/30/2010 and 09/30/2011, respectively.

Director Compensation

The table below sets forth information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2011.

Director Compensation

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards* ($)		Total ($)
Charles Beever	22,200	-	18,267	(1)	40,467
Kwang Soo Cheong	26,700	-	18,267	(2)	44,967
David McIntosh	23,100	-	18,267	(3)	41,367
Peter Brandt	20,400	-	18,267	(4)	38,767
Richard Kivel	18,000	-	18,267	(5)	36,267
______________________________
*      Grant date for value computed in accordance with FASB ASC Topic 718

(1) As of December 31, 2011, Mr. Beever had 120,000 option awards outstanding.
(2) As of December 31, 2011, Dr. Cheong had 120,000 option awards outstanding.
(3) As of December 31, 2011, Mr. McIntosh had 265,000 option awards outstanding.
(4) As of December 31, 2011, Mr. Brandt had 40,000 option awards outstanding.
(5) As of December 31, 2011, Mr. Kivel had 40,000 option awards outstanding.

Our non-employee director compensation policy is as follows:

(a)	each of the non-employee directors of the Company will receive 20,000 options to purchase shares of the common stock of the Company for each year he or she serves on the Board of Directors; and

(b)	each of the non-employee directors of the Company will be compensated for their service on the Board of Directors and the Committees as set forth on the following chart:

Position	Compensation
Director	$7,000 per annum, plus $2,000 per Board of Directors meeting (in-person) or $500 per Board of Directors meeting (via telephone)
Audit Committee (Chairman)	$1,200 per meeting
Audit Committee (Member)	$700 per meeting
Compensation Committee (Chairman)	$1,000 per meeting
Compensation Committee (Member)	$500 per meeting
Nominating and Corporate Governance Committee (Chairman)	$1,000 per meeting
Nominating and Corporate Governance Committee (Member)	$500 per meeting

Directors who are officers of the Company receive no compensation for the Board of Directors related work.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2011, about shares of our Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants Rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,646,795	$1.05	8,673,000

Equity compensation plans not approved by security holders	-	-	-

Total	7,646,795	$1.05	8,673,000

Stock Option Plan

In July 2003 the Board of Directors of Rexahn, Corp. adopted, and in August 2003 the shareholders of Rexahn, Corp. approved, the Rexahn Corporation Stock Option Plan.  In connection with the merger of Rexahn, Corp. with and into the Company in 2005, we assumed the plan and converted all outstanding options to purchase the common stock of Rexahn, Corp. into options to purchase our Common Stock.  The number of shares subject to the converted options was multiplied by five and the exercise price per share was divided by five. The plan was renamed the Rexahn Pharmaceuticals, Inc. Stock Option Plan (the “Plan”).

The Plan permits grants to be made from time to time as non-qualified stock options or incentive stock options.

Administration.  The Plan is currently administered by our Compensation Committee.  In order to meet the requirements of the rules under Section 16 of the Exchange Act, all future grants under the plan will be made by a committee whose members are “non-employee directors” as defined for purposes of Section 16 of the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Participation.  The persons to whom grants are made under the Plan will be selected from time to time by the stock option committee in its sole discretion from among our employees, officers, directors and consultants.

Shares Subject to the Plan.  The Plan authorizes the issuance or delivery of an aggregate of 17,000,000 shares of common stock.  Shares of common stock subject to the unexercised, undistributed or unearned portion of any terminated or forfeited grant under the Plan will be available for further awards.

Stock Options.  The Plan authorizes grants of stock options, which may be either incentive stock options eligible for special tax treatment or non-qualified stock options.  Incentive stock options may be granted only to our employees.

Under the provisions of the Plan authorizing the grant of stock options:

•
the option price will be determined by the stock option committee; provided, however, that the option price for a stock option may not be less than 100% of the fair market value of the shares of our common stock on the date of grant (110% for grants of incentive stock options to an optionee owning more than 10% of our total combined voting power);

•
the term during which each stock option may be exercised will be determined by the stock option committee; provided, however, that incentive stock options generally may not be exercised more than ten years from the date of grant (five years for grants to an optionee owning more than 10% of our total combined voting power); and

•
at the time of exercise of a stock option the option price must be paid in full in cash or in shares of our common stock or in a combination of cash and shares of our common stock or by such other means as the stock option committee may determine.

All grants made under the Plan will be evidenced by a letter to the optionee, together with the terms and conditions applicable to the grants, as determined by the stock option committee consistent with the terms of the Plan.  These terms and conditions will include, among other things, a provision describing the treatment of grants in the event of certain triggering events, such as a sale of a majority of the outstanding shares of our common stock, a merger or consolidation in which we are not the surviving company, and termination of an optionee’s employment, including terms relating to the vesting, time for exercise, forfeiture or cancellation of a grant under such circumstances.

Under the Plan, stock options may not be granted after August 5, 2013.

Tax Matters.  The following is a brief summary of the material federal income tax consequences of benefits under the Plan under present law and regulations:

(a)
Incentive Stock Options.  The grant of an incentive stock option will not result in any immediate tax consequences to us or to the optionee.  An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of our common stock acquired over the option exercise price will be includable in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax.  If the optionee does not dispose of the shares of our common stock acquired within one year after their receipt, and within two years after the option was granted, gain or loss recognized on the subsequent disposition of the shares of our common stock will be treated as long-term capital gain or loss.  Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income.  In the event of an earlier disposition, the optionee will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of our common stock on the date of exercise over the option exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized.  Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount as the optionee recognizes such ordinary income.

(b)
Non-qualified Stock Options.  In general, the grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee.  Upon the exercise of a non-qualified stock option, generally the optionee will recognizes ordinary income and we will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the option exercise price.

Amendment, Suspension or Termination of the Plan.  Our Board of Directors may at any time amend, suspend or discontinue the Plan and the stock option committee may at any time alter or amend awards and award agreements made thereunder to the extent permitted by law, provided that no such alteration or amendment will be effective without the approval of our shareholders to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and no such alteration and amendment will impair the rights of any recipient of grants without such recipient’s consent.  In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend, stock split, combination of shares or other similar event, our Board of Directors will make such amendments to the Plan and outstanding grants and award agreements, and make such adjustments and take such actions as it deems appropriate and equitable.  In the event of any proposed change in control (as defined by the plan), the stock option committee will take such action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the optionees, including, but not limited to, accelerating or changing the exercise dates of stock options, payment of appropriate consideration for the cancellation and surrender of stock options or if equity securities of any other corporation will be exchanged for outstanding shares of our common stock, providing for stock options to become options with respect to such other equity securities.  For purposes of the plan, a change in control means the sale, exchange or disposition of substantially all of our assets or any merger, share exchange, consolidation or other reorganization or business combination in which we are not the surviving corporation or in which our shareholders become entitled to receive cash, securities of our company other than voting common stock or securities of another issuer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

We believe that during fiscal year 2011, our executive officers and directors and more than 10% beneficial owners timely filed all forms required to be filed under Section 16(a) of the Exchange Act except for a late form 4 filed by Richard Kivel with the SEC on October 21, 2011.

Code of Ethics

We have adopted a code of conduct and ethics (the “Code”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in accordance with applicable federal securities laws and as required by NYSE Amex.  The Code is available on our corporate website at www.rexahn.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 6, 2003, we entered into a research collaboration agreement with Rexgene Biotech Co., Ltd. (“Rexgene”), the holder of approximately 5.79% of our outstanding common stock.  Under the terms of the agreement, we agreed to collaborate with Rexgene to develop and implement a research and development plan (including conducting clinical and animal trials in various countries and exchanging data derived from such trials) in order to register Archexin, one of our drug candidates, for sale and use in Asian countries.  In exchange for Rexgene’s initial contribution of $1,500,000, we licensed the technology relating to Archexin to Rexgene.  Rexgene agreed to conduct clinical trials in Asian countries at its own expense, and we agreed to conduct clinical and animal trials in the United States and in non-Asian countries at our own expense.  We agreed to share data, improvements, developments, discoveries and inventions resulting from the agreement.  Rexgene received an exclusive license from us to exploit any results from the research development in Asian countries, and we received an exclusive license to exploit any results from the research and development in non-Asian countries. Rexgene agreed to pay us 3% of the profits derived from the sale of Archexin in Asian countries.  The agreement, if not earlier terminated by either party, will terminate on the expiration of the patents resulting from the agreement, or if no such patents are granted, February 6, 2023.

On September 21, 2009, we closed on a $3.5 million private placement of our common stock with Teva Pharmaceuticals Industries Limited (“Teva”) pursuant to a securities purchase agreement.  Contemporaneous with the execution and delivery of this agreement, the parties executed a research and exclusive license option agreement (RELO) pursuant to which we are required to use $2,000,000 of the gross proceeds of the issuance and sale of shares to Teva to fund a research and development program for the pre-clinical development of RX-3117.  Pursuant to the securities purchase agreement, as amended, Teva purchased an additional $3.95 million of our common stock in a private placement that closed on January 19, 2011.  As of December 31, 2011, the proceeds remaining of $1,394,265 is included in restricted cash equivalents.    This additional investment made Teva the holder of approximately 5.70% of our common stock.   Pursuant to the amended securities purchase agreement, Teva has the option to acquire additional shares of common stock having a value of $750,000, which investment may be made by Teva, at its sole discretion, upon satisfactory completion by Rexahn of an exploratory early-stage clinical study of the compound RX-3117, which study shall be in the location and have protocols that are approved by Teva.

On December 1, 2009, we entered into a consulting letter with our director, Y. Michele Kang, continuing our prior consulting agreement of August 12, 2008 with Ms. Kang whereby Ms. Kang agreed to provide up to eight hours per work week of consulting services to us until December 31, 2010.  As consideration for her services to us under the prior consulting agreement, we issued to Ms. Kang an option to purchase 150,000 shares of our common stock at a price of $1.47 (which was the market value of such common stock as of the option grant date).  Such option vested as to 30% of the subject shares on the first anniversary of the grant date.  An additional 30% of the subject shares will vest on the second anniversary of the grant date; and the final 40% of the subject shares will vest on the third anniversary of the grant date.  Such vesting will occur regardless of when the consulting agreement terminates.  Under the letter agreement continuing the consulting arrangement Ms. Kang received no additional consideration.  As of December 31, 2011, the value of the option was $30,441 using the Black-Scholes option valuation method.

Our Audit Committee charter requires that our Audit Committee review and approve all proposed transactions between the Company and any director, officer or other employee of the Company, and any holder of five percent or more of the Company’s voting capital stock, in order to ensure that any such transaction is on an arm’s length basis and in accordance with all applicable laws and regulations and the requirements of any exchange on which the Company’s securities may be listed from time to time.

See also “Election of Directors” for information related to corporate governance and director independence.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom meets the independence, qualification and experience requirements under the listing standards of NYSE Amex, Section 10A(m)(3) of the Exchange Act and applicable rules of the SEC, in each case as may be modified or supplemented.  The Board of Directors has adopted a written charter for the Audit Committee.  A copy of the Charter is available on the Company’s website at www.rexahn.com.

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in fulfilling its oversight responsibilities to the Company’s shareholders with respect to (1) the Company’s corporate accounting and reporting practices, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence (4) the quality and integrity of the Company’s financial statements and reports, (5) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors, and (6) producing this report.  The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. ParenteBeard LLC, the Company’s independent auditors, are responsible for planning and carrying out an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the Company’s internal control over financial reporting, expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as the effectiveness of the Company’s internal control over financial reporting, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee reviewed and discussed the Company’s audited financial statements with both management and with the Company’s independent registered auditors for 2011.

The Audit Committee had discussions with ParenteBeard LLC regarding the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board of Directors (the “PCAOB”) in Rule 3200T.

The Audit Committee received from ParenteBeard LLC the written disclosures and the letter required by Independence Standards Board of Directors Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and had discussions with ParenteBeard LLC regarding their independence.

Both the Company’s management and auditors responded appropriately to issues raised by the Audit Committee.  Based on the review and discussions referred to above, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2011 for filing with the SEC.

By the Audit Committee:

Kwang Soo Cheong (Chairman)
Charles Beever
Peter Brandt

PROPOSAL 2: RATIFICATIONOF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote for the ratification of the appointment of ParenteBeard LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  ParenteBeard LLC has no direct or indirect financial interest in the Company.  A representative of ParenteBeard LLC is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

If the shareholders do not ratify this appointment, the Audit Committee may consider other independent public accountants or continue the appointment of ParenteBeard LLC.

Fees

The following table presents fees for professional audit services rendered by our independent registered public accounting firm for the audits of the Company’s annual financial statements for the years ended December 31, 2011 and 2010, respectively.

	2011		2010
Audit Fees	$157,240	1	$239,521	1
Audit-Related Fees	-		20,000	2
Tax Fees	15,000		-
All Other Fees	20,000	3	750

1. Audit Fees relate to the audit of the Company’s financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of internal controls over financial reporting, and the auditor consent on Form S-3. Audit fees for 2010 also include fees related to the restatement of our 2009 audited financials not previously reported.
2. Audit related fees in 2010 related primarily to audit work for the issuance of units during the year
3. Other Fees primarily relate to fees associated with XBRL compliance services.

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit Committee. The Audit Committee may delegate to one member of the Committee the authority to grant pre-approvals with respect to non-audit services. For audit services, each year the independent accountant provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent accountant also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

The Board of Directors recommends a vote FOR the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

GENERAL

The Board of Directors of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the Proxy Card, Proxy Statement and other material that may be sent to shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the Proxy Materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

SHAREHOLDER PROPOSALS

Shareholder Proposals Pursuant to Rule 14a-8

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2013 Annual Meeting may do so by submitting the proposal in writing to the Company’s executive offices, 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850, Attention: Corporate Secretary.  Pursuant to Rule 14a-8 under the Exchange Act, to be eligible for inclusion in our proxy statement, shareholder proposals must be received no later than December 31, 2012.  The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

Shareholder Proposals Other Than Pursuant to Rule 14a-8

The Company’s Amended and Restated Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and shareholder proposals to be brought before an annual meeting.  Shareholder proposals and nominations may not be brought before the 2012 Annual Meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Amended and Restated Bylaws, and the shareholder’s submission is received by us no earlier than the close of business on February 14, 2013, and no later than March 16, 2013.  Proposals or nominations not meeting these requirements will not be entertained at the 2013 Annual Meeting.  Shareholders recommending candidates for consideration by the Nominating and Corporate Governance Committee must provide the candidate’s name, biographical data and qualifications.  Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.  These requirements are separate from, and in addition to, the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement.  A copy of the full text of these bylaw provisions may be obtained from our website at www.rexahn.com.

EXPENSES OF SOLICITATION

The cost of the solicitation of proxies will be borne by the Company.  The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending Proxy Materials to principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.  Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.  The Company’s Annual Report on Form 10-K, for the year ended December 31, 2011 was mailed along with this Proxy Statement.

SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 26, 2012.  SHAREHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

AVAILABILITY OF FORM 10-K

We are making available on the Internet or providing, upon request, without charge, to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K, including our financial statements but excluding the exhibits to Form 10-K. The Annual Report includes a list of the exhibits that were filed with the Form 10-K, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Secretary, Tae Heum Jeong at 240-268-5300 or write us at 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850.  You may also send an email to us at ir@rexahn.com.  Our Annual Report on Form 10-K, and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

HOUSEHOLDING

If you are a beneficial owner, but not the record holder, of shares of the Company’s stock, your broker, bank or other nominee may only deliver one (1) copy of this Proxy Statement and our 2010 Annual Report to multiple stockholders at the same address, unless that nominee has received contrary instructions from one (1) or more of the stockholders.  We will deliver, upon request, a separate copy of this Proxy Statement to a Stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder desiring to receive a separate copy of the Proxy Statement and 2011 Annual Report, now or in the future, should call our Secretary, Tae Heum Jeong, at 240-268-5300, or submit a request by writing to 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850 or by emailing us at ir@rexahn.com. Also, beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the same address in the future.

April 26, 2012

PROXY
REXAHN PHARMACEUTICALS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SHAREHOLDER NAME:_________________________________
NO. SHARES AS OF APRIL 25, 2012:________________________

The undersigned hereby appoints Chang H. Ahn and Tae Heum Jeong, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Rexahn Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on June 18, 2012, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

Please mark your votes as indicated in this example   ☒
	For		Withhold
Proposal 1. Election of Directors
Election of Chang H. Ahn	☐		☐
Election of Charles Beever	☐		☐
Election of Peter Brandt	☐		☐
Election of Kwang Soo Cheong	☐		☐
Election of Si Moon Hwang	☐		☐
Election of Richard Kivel	☐		☐
Election of David McIntosh	☐		☐
	For	Against	Abstain
Proposal 2. Ratification of the Appointment of ParenteBeard LLC as the Independent Registered Public Accounting Firm	☐	☐	☐

I/We plan to attend the meeting.  Yes ☐  No ☐

☐

Signature _______________________________________	Signature if held jointly ___________________________________

Date: ______________, 2012

This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  If shares are held by jointly, both should sign.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote by Internet, please do not mail your proxy card.
To view the Annual Report and Proxy materials online go to:
www.rexahn.com